Exhibit 10.59

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (this “Agreement”) is made as of March 3, 2003, by and between Vista Medical Technologies, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto (each, a “Purchaser and collectively, the “Purchasers”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Sale and Issuance of Preferred Stock.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares (the “Shares”) of the Company’s Series A Preferred Stock set forth opposite such Purchaser’s name on Schedule A, at a per share purchase price of $0.95.

2                                          Closing.  The purchase and sale of the Shares shall take place at the offices of the Company, simultaneous with the execution of this Agreement, or at such other place and time as the Company and the Purchasers acquiring more than 50% of the Shares mutually agree, either orally or in writing (the “Closing”).  At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Purchaser a certificate, in the name of such Purchaser, representing the Shares purchased by such Purchaser, dated as of the Closing.

3                                          Representations and Warranties of the Company.  The Company hereby (i) represents and warrants to the Purchasers those items in Sections 3(a) -3(o) (except as disclosed in the Company Reports (as defined in Section 3(n) below) and (ii) covenants to the Purchasers the item in Section 3(p) as follows:

(a)          No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company is required for the execution of this Agreement or the sale of the Shares to the Purchaser.  The Company is not required to give notice to, or make any filing or registration with, any court or other federal state, local or other governmental authority or other person or entity in connection with the execution and delivery of this Agreement and the Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into simultaneously among the Company and the Purchasers (each, a “Transaction Document” and, together, the “Transaction Documents”), other than the application to The Nasdaq Stock Market (“Nasdaq”) for the listing of the Common Stock to be issued upon conversion of the Shares  (the “Conversion Shares”) into which the Shares are convertible, the filing of a Form D with the Securities and Exchange Commission (the “SEC”), the filing of a Form 8-K with the SEC and notification to Nasdaq with respect to the same, and applicable Blue Sky filings in those states where necessary.

(b)         The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, or (iii) a material adverse impairment to the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)          Neither the sale of the Shares nor the performance of the Company’s other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under (i) the Certificate of Incorporation or the Bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company’s properties or assets; (iii) any law, treaty, rule or regulation applicable to the Company (including the federal securities laws, and the requirements of Nasdaq); or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, in any event above, which violation, conflict or breach would have a Material Adverse Effect on the Company.

(d)         The Company has the requisite corporate power and corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The Company has taken all corporate action required to authorize the execution and delivery of each of the Transaction Documents and the performance of its obligation thereunder, and when each is delivered in accordance with the terms hereof, such will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(e)          The Company has duly authorized the issuance of the Shares and has reserved sufficient shares of Common Stock to be issued upon conversion thereof (the “Conversion Shares”).  When issued and delivered to (and paid for by) the Purchasers in accordance with the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable.  When issued in accordance with the provisions of the Company’s Certificate of Incorporation, the Conversion Shares will be duly and validly issued, fully paid and nonassessable.

(f)            As of February 25, 2003 (without giving effect to the sale of the Shares hereunder), the Company had a total of 5,001,749 shares of Common Stock issued and outstanding; approximately 967,701 shares of Common Stock were subject to outstanding options granted under the Company’s 1997 Stock Option/Stock Issuance Plan; approximately 100,000 shares of Common Stock were reserved for issuance under the Company’s Employee Stock Purchase Plan or which 82,400 shares have been issued; and 49,805 shares were reserved for issuance pursuant to exercise of outstanding warrants.  No securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  The issue and sale of the Shares and Conversion Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchasers or their successors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g)         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the consummation of the Transaction Documents or the Company’s performance thereunder.

(h)         The Company is not : (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(i)             The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, license and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

(1)          The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

(2)          The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business.  No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

(3)          The to best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

(j)             The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit.

(k)          The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record.  The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses.  Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company.  The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

(l)             No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(m)       The Company is eligible to register the resale of the Conversion Shares under Form S-3 as promulgated under the Securities Act of 1933, as amended.  Except for the Company’s registration obligations pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy–back” registration rights) to have any securities of the Company registered with the Securities and Exchange Commission or any other governmental authority that have not been satisfied in full.

(n)         Reports and Financial Statements.  The Company has previously furnished or made available to Purchaser complete and accurate copies, as amended or supplemented, of its (a) Form 10-Q for the period ended September, 2002 as filed with the Securities and Exchange Commission (“SEC”) and (b) all other reports filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January, 2002 (such reports are collectively referred to herein as the “Company Reports”).  The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC from January, 2002 through the date of this Agreement.  The Company Reports have been duly and timely filed, were in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed, and were complete and correct in all material respects as of the dates at which the information therein was furnished.  As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.  To the knowledge of the Company, all reports required to be filed by stockholders, officers and directors of the Company pursuant to Section 16(a) of the Exchange Act have been timely filed.

(o)         Material Changes.  Since the date of the latest audited financial statements included within the Company Reports, except as specifically disclosed in the Company Reports, (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than as contained in the Certificate of Designations filed in connection herewith, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Securities and Exchange Commission any request for confidential treatment of information.

(p)         Sale of Technology Assets.  The Company shall use its best efforts with respect to its engagement of Adams Harkness & Hill to achieve the disposition of its OEM endoscopic and 3D business lines.

4.                                       Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants to the Company as follows:

(a)          Authorization.  The Purchaser has the requisite legal power and authority to enter into this Agreement and this Agreement, when executed, shall constitute a valid and legally binding obligation of the Purchaser.

(b)         Investment Intent.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution hereof the Purchaser confirms, that the Shares have been acquired with the Purchaser’s own property for investment for an indefinite period for the Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares acquired pursuant to this Agreement.

(c)          Reliance Upon the Purchaser’s Representations.  The Purchaser understands (i) that the Shares are not registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), and (ii) that the Shares are being issued to the Purchaser on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and the exemption from qualification provided by Section 25102(f) of the Law, and (iii) that the Company’s reliance on such exemptions is predicated on the Purchaser’s representations set forth herein.  The Purchaser realizes that the basis for the exemptions may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Purchaser does not have any such intention.  These exemptions only exempt the issuance of the Shares to the Purchaser and not any sale or other disposition of the Shares or any interest therein by the Purchaser.

(d)         Restricted Securities.  The Purchaser hereby confirms that the Purchaser has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  In addition, the Purchaser understands that any resale or transfer must comply with applicable state securities laws.  Accordingly, the Purchaser hereby acknowledges that the Purchaser is prepared to hold the Shares for an indefinite period, and that the Purchaser is familiar with the provisions of Rule 144 of the Securities and Exchange Commission issued under the Securities Act, and is aware that Rule 144 is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Shares or Conversion Shares for any period of time.

(e)          Receipt of Information.  The Purchaser acknowledges that the Purchaser has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares.  The Purchaser further represents that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

(f)            Investment Experience.  In connection with representations made herein, the Purchaser represents that the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s investment, has the ability to bear the economic risks of the Purchaser’s investment and has been furnished with and has had access to all of the information the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, and the Purchaser had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.

(g)         Limitations on Disposition.  The Purchaser agrees that in no event will the Purchaser make a disposition of any of the Shares, unless and until (a) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) the Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares under the Securities Act, or (ii) that appropriate action necessary for compliance with the Securities Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph.  The opinion shall also indicate that the disposition is exempt from, in compliance with, or qualified under all applicable state securities laws.  Nothing contained herein shall limit a disposition of the Shares pursuant to an effective registration statement under the Securities Act.

(h)         Legends.  All certificates representing any shares of the Company subject to the provisions of this Agreement shall have endorsed thereon customary legends regarding:

(1)          Restrictions on transfer under the Federal Securities Act of 1933.

(2)          Any legend required by state securities laws.

5.                                       Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls a Purchaser, within the meaning of Section 15 of the Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

(b)         Each Purchaser severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

6.                                       Closing Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(1)          A certificate in the name of each Purchaser, representing the Shares purchased by each Purchaser, dated as of the Closing.

(2)          A legal opinion of Company counsel, in agreed form, addressed to the Purchasers.

(3)          A Registration Rights Agreement duly executed by the Company;

(b)         At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(1)          The subscription amount for the Shares purchased by such Purchaser;

(2)          A Registration Rights Agreement duly executed by such Purchaser;

7.                                       Miscellaneous.

(a)          Further Assurances.  Each of the parties hereby agrees to execute and deliver such other documents and to take such further actions as may reasonably be requested by the other party in order to consummate the transactions contemplated herein or to carry out the intent of this Agreement.

(b)         Fees and Expenses.  At the Closing, the Company shall reimburse Purchasers up to $15,000 for their legal fees and due diligence expenses in connection with the preparation and negotiation of the Transaction Documents.

(c)          Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other parties hereto at the addresses hereinafter shown below such parties’ signatures or at such other addresses as such parties may designate by advance written notice to the other parties hereto.

(d)         Governing Law.  This Agreement has been negotiated, executed and delivered in the State of California.  The parties hereto agree that all questions pertaining to the validity and interpretation of this Agreement shall be determined in accordance with the laws of the State of California.

(e)          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchasers, and their respective successors and assigns.

(f)            Amendments and Waivers.  This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral.  This Agreement may only be amended with the written consent of the Company and Purchasers holding a majority of the Shares then-outstanding, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

(g)         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(h)         Severable Provisions.  The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(i)             Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specially set forth herein or therein.

(j)             Survival of Warranties.  The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:	VISTA MEDICAL TECHNOLOGIES, INC.,
a Delaware corporation

/s/ John R. Lyon
John R. Lyon, President and CEO

	Address:	2101 Faraday Avenue
Carlsbad, CA 92008

PURCHASERS:	VECTRA PARTNERS LLC

By: /s/ Scott Pancoast

Name:Scott Pancoast

Title: Manager

	Address:	P.O. Box 675161
Rancho Santa Fe, CA 92067

SBIC PARTNERS, L.P.
201 Main Street
Suite 2700
Fort Worth, Texas 76102

	By:	Forrest Binkley & Brown L.P.,
General Partner

	By:	Forrest Binkley & Brown Venture Co.,
General Partner

	By:	/s/ Nicholas B. Binkley
Nicholas B. Binkley
Office of the President

	Address:	265 Santa Helena #110
Solana Beach, CA 92075

[SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

Name	Number of Shares	Aggregate Purchase Price
Vectra Partners LLC	631,579	$600,000
SBIC Partners, L.P.	368,421	$350,000

Total	1,000,000	$950,000